AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1999

                                          REGISTRATION NO. 333 - _______________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TELESCAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                                   061489574
    (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER INCORPORATION OR
             ORGANIZATION)                           IDENTIFICATION NO.)

    5959 Corporate Drive, Suite 2000
             Houston, Texas                                77036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                             1995 Stock Option Plan
                            Amended Stock Option Plan

                            (FULL TITLE OF THE PLAN)

                                   Alex Wyche
                                 General Counsel
                                 Telescan, Inc.
                        5959 Corporate Drive, Suite 2000
                              Houston, Texas 77036
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  (281) 588-9700
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                        PROPOSED
                          AMOUNT         MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES       TO BE      OFFERING PRICE          AGGREGATE          AMOUNT OF
TO BE REGISTERED        REGISTERED    PER SHARE(1)       OFFERING PRICE(1)  REGISTRATION FEE
--------------------    ----------    ------------       -----------------  ----------------
COMMON STOCK,  PAR
VALUE $.01 PER SHARE
("COMMON STOCK")          712,500       $17.219            $12,268,181.25       $3,410.55
============================================================================================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) based on the average of the high and low sales price of a share of the Company's Common Stock on the Nasdaq National Market
    on August 20, 1999.
============================================================================================

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Telescan, Inc. (the "Company" or "Telescan") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (File No. 0-17508) are hereby incorporated by reference in this Registration Statement:

    (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

    (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

    (iv)  The Company's Current Report on Form 8-K dated January 22, 1999;

    (v)   The Company's Current Report on Form 8-K dated June 11, 1999;

    (vi)  The Company's Current Report on Form 8-K dated July 30, 1999; and

    (vii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 dated June 15, 1998.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative action, suit or proceeding except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal action or proceeding if, in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action or suit by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification.

    Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. In addition, Article V of the Registrant's By-Laws "Indemnification of Directors, Officers, Employees and Other Agents" provides as follows:

        SECTION 1.DEFINITIONS. For the purpose of this Article V, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administration or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 of
        Section 5(c) of this Article V.

        SECTION 2. ACTIONS BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings to the fullest extent permitted by the laws of the State of Delaware as they may exist from time to time.

        SECTION 3. ACTION BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action to the fullest extent permitted by the laws of the State of Delaware as they may exist from time to time.

        SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of a request therefor and an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article V.

        SECTION 5. CONTRACTUAL NATURE. The provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        SECTION 6. INSURANCE. Upon and in the event of a determination by the board of directors to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article V. All amounts received by an agent under any such policy of insurance shall be applied against, but shall not limit, the amounts to which the agent is entitled pursuant to the foregoing provisions of this Article V.

        SECTION 7. ERISA. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), the provisions of this Article V shall, except as limited by Section 410 of ERISA, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to ERISA shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in compliance with ERISA and the terms of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          EXHIBIT NO.                EXHIBIT
          ----------                ----------
             4.1         Restated Certificate of Incorporation of
                         Registrant. (Incorporated by reference to the Company's Form S-1 dated September 14, 1993 (Registration No. 33-52182)).

             4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to the Company's Form S-1 dated September 14, 1993 (Registration No. 33-52182)).

             4.3 By-laws of the Registrant. (Incorporated by reference to the Company's Form S-1 dated September 14, 1993 (Registration No. 33-52182)).

            *5.1         Opinion of Locke Liddell & Sapp LLP

           *23.1         Consent of Locke Liddell & Sapp LLP (Contained in
                         Exhibit 5.1).

           *23.2         Consent of Hein + Associates, LLP

           *24.1         Powers of Attorney (Included on Page II-6).

           *99.1         1995 Stock Option Plan

           *99.2         Amended Stock Option Plan
-----------------------------------
*     Filed herewith

ITEM 9.   UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23rd day of August, 1999.

                                          TELESCAN, INC.


                                          By:   /S/ DAVID L. BROWN
                                                    David L. Brown
                                                    Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Brown and Roger C. Wadsworth and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and all other statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 1999.

       SIGNATURE                                      TITLE
       ---------                                      -----
/S/ DAVID L. BROWN                        Director, Chairman and Chief
------------------------                  Executive Officer
David L. Brown

/S/ RICHARD K. CARLIN                     Director, Vice Chairman and Chief
------------------------                  Technology Officer
Richard K. Carlin

/S/ RONALD WARREN                         President and Chief Financial
------------------------                  Officer
Ronald Warren

/S/ ROGER C. WADSWORTH
------------------------
Roger C. Wadsworth                        Director and Senior Vice President


------------------------                  Director
Christopher A. Glowacki

/S/ RONALD W. HART, PH.D.                 Director
------------------------
Ronald W. Hart, Ph.D.

/S/ BURT H. KEENAN                        Director
------------------------
Burt H. Keenan
                                          Director
------------------------
Russell I. Pillar

/S/ ROY T. RIMMER, JR.                    Director
------------------------
Roy T. Rimmer, Jr.

/S/ WILLIAM D. SAVOY                      Director
------------------------
William D. Savoy

/S/ STEPHEN C. WOOD                       Director
------------------------
Stephen C. Wood

/S/ LAIRD FOSHAY                          Director
------------------------
Laird Foshay

                                  EXHIBIT INDEX

     EXHIBIT NO.                    EXHIBIT
     -----------                    -------

              4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report, as amended, on Form 10-Q for the three months ended September 30, 1997.

              4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to the Company's Form S-1 dated September 14, 1993 (Registration No. 33-52182)).

              4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 33-60103)).

             *5.1       Opinion of Locke Liddell & Sapp LLP

                        Consent of Locke Liddell & Sapp LLP (Contained in
            *23.1       Exhibit 5.1).

            *23.2       Consent of Hein + Associates, LLP

            *24.1       Powers of Attorney (Included on Page II- 6).

            *99.1       1995 Stock Option Plan

            *99.2       Amended Stock Option Plan

-----------------------------------
*     Filed herewith